Exhibit 10.6
SECOND AMENDMENT
TO THE
AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT
     This amendment (“Amendment”) is made and entered into as of June 10, 2009 by and between Risk Transfer Holdings, Inc. (“RTH”) and Specialty Underwriters’ Alliance, Inc. and its wholly owned property and casualty insurance subsidiary, SUA Insurance Company (collectively, the “Company”), and amends the AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT (“Agreement”) entered into by the parties on JUNE 10, 2005. Any terms defined in the Agreement and used herein shall have the same meaning in this Amendment as in the Agreement. In the event that any provision of this Amendment and any provision of the Agreement are inconsistent or conflicting, the inconsistent or conflicting provision of this Amendment shall be and constitute an amendment of the Agreement and shall control, but only to the extent that such provision is inconsistent or conflicting with the Agreement. Any capitalized terms not defined herein shall be defined as in the Agreement.
     NOW, THEREFORE, and in consideration of the mutual agreements and covenants set forth, the parties wish to amend the Agreement as follows:
Section 7 shall be deleted in its entirety and replaced with the following:
“Unless otherwise agreed to by the parties in writing, the Purchaser shall not sell, assign, transfer, pledge, hypothecate, mortgage or dispose of, by gift or otherwise, or in any way encumber, any shares of Class B Stock owned by the Purchaser, except for exchanges and repurchases in compliance with Section 4.”
     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on their behalf by their duly authorized officers as of the day, month and year above written.
SPECIALTY UNDERWRITERS’ ALLIANCE, INC.

By:	/s/ Daniel A. Cacchione
Name:	Daniel A. Cacchione
Title:	Senior Vice President, Chief Underwriting Officer

RISK TRANSFER HOLDINGS, INC.

By:	/s/ Paul R. Hughes
Name:	Paul R. Hughes
Title:	Chief Executive Officer